EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File Nos. 33-85012, 333-62013 and 33-61111) of Churchill Downs Incorporated and its subsidiaries of our report dated February 23, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


\s\ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Louisville, Kentucky
March 15, 2000